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Exhibit 3.5

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF DESIGNATION
OF
SERIES A PREFERRED STOCK
OF
YOUTHSTREAM MEDIA NETWORKS, INC.

        YouthStream Media Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1.     The name of the Corporation is YouthStream Media Networks, Inc.

        2.     A Certificate of Designation of Series A Preferred Stock was filed with the Secretary of State of Delaware on January 21, 2003, and said Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

        3.     The inaccuracy or defect of said Certificate to be corrected is contained in the first line of the second paragraph of said Certificate, as follows: the word "without" appearing in the parenthetical phrase should be deleted and replaced with "$0.01".

        4.     The second paragraph of said Certificate is corrected to read as follows:

          "RESOLVED, that there is hereby established a series of authorized preferred stock ($0.01 par value), which shall be designated as "Series A Preferred Stock", shall consist of 1,000,000 shares and shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:"

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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by Jonathan V. Diamond, its Chief Executive Officer, and attested by Robert N. Weingarten, its Secretary, this 19th day of January, 2004.

YOUTHSTREAM MEDIA NETWORKS, INC.

		By:	/s/ JONATHAN V. DIAMOND Name: Jonathan V. Diamond Title: Chief Executive Officer

ATTEST:

By:	/s/ ROBERT N. WEINGARTEN Name: Robert N. Weingarten Title: Secretary

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CERTIFICATE OF CORRECTION TO THE CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK OF YOUTHSTREAM MEDIA NETWORKS, INC.